                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                Amendment No. 1
                                      to
                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                              BALANCE BAR COMPANY
                       ---------------------------------
             (Exact name of registrant as specified in its charter)


                  DELAWARE                        77-0306617
         ----------------------------      ------------------------
           (State of incorporation             (I.R.S. Employer
               or organization)               Identification No.)


                               1015 MARK AVENUE
                        CARPINTERIA, CALIFORNIA  93013
     --------------------------------------------------------------------
              (Address of principal executive offices, Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [ ]                                  box. [X]

Securities Act registration statement file number to which this form relates:
333-49651
---------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


    Title of Each Class         Name of Each Exchange on which
    to be so Registered         Each Class is to be Registered
 -------------------------      ------------------------------

    COMMON STOCK                NASDAQ NATIONAL MARKET
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Item 1.  Description of Registrant's Securities to Be Registered.
----------------------------------------------------------------

     The information included under the heading "Description of Capital Stock" including subheadings "Common Stock," "Preferred Stock," " Possible Anti-Takeover Effect of Certain Charter Provisions," "Certain Provisions of Delaware Law," "Limitation of Liability and Indemnification Agreements," and "Certain Anti-Takeover Effects" of the Registration Statement on Form S-1 of Balance Bar Company (Registration No. 333-49651), as amended (the "Registration Statement") is incorporated herein by reference. The final Prospectus to be filed by Balance Bar Company pursuant to Rule 424(b) is also deemed incorporated by reference herein upon such filing.

Item 2.  Exhibits.
-----------------

     The following exhibits are filed as part of the Registration Statement and are incorporated herein by reference.

 NUMBER                                DESCRIPTION
 ------                                -----------
  3.1      Restated Certificate of Incorporation of the Company
  3.2      Amended and Restated Bylaws of the Company
  4.1      Specimen of Common Stock Certificate

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                        BALANCE BAR COMPANY

Date:  April 24, 1998                   By:  /s/ Thomas J. Flahie
                                             --------------------------
                                             Thomas J. Flahie
                                             Senior Vice President of
                                             Finance and Administration